Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-270579) and S-8 (No. 333-262127) of Perimeter Solutions, Inc. of our report dated February 22, 2024, except for the effects of the reclassification as discussed in Note 2 and Note 15, as to which the date is February 20, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
Houston, Texas
February 20, 2025